Exhibit 23.1


SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
11300 ROCKVILLE PIKE, SUITE 8
ROCKVILLE, MARYLAND 20852



Consent of Independent Certified Public Accountants


                  As independent public accounts, we hereby consent to all references to the firm under the headings "Expert" and to the incorporation of our report dated February 13, 2001 in this Registration Statement (Form SB-2) and related Prospectus of LRS Capital, Inc.



/s/ Simon Krowitz Bolin & Associates P.A.

Simon Krowitz Bolin & Associates P.A.



February 26, 2001



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